PROSPECTUS SUPPLEMENT                                EXHIBIT 99.1
(To Prospectus dated February 17, 2006)              REGISTRATION NO.  333-96063


                               [GRAPHIC OMITTED]

                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of B2B Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                                   Primary
                                                                                   Share           Trading
           Name of Company                                         Ticker         Amounts          Market
                                                                 ----------   --------------   --------------
           Agile Software Corporation                               AGIL             4             NASDAQ
           Ariba, Inc.                                              ARBA          3.458333         NASDAQ
           CheckFree Corporation                                    CKFR             4             NASDAQ
           Internet Capital Group, Inc.                             ICGE            0.75           NASDAQ
           VerticalNet, Inc.                                        VERTD       0.085714286        NASDAQ


The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2006.